Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Financial Statements”) have been derived from the unaudited condensed consolidated financial statements of SJW as of September 30, 2018 and for the nine months then ended included in SJW’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the unaudited condensed consolidated financial statements of CTWS as of September 30, 2018 and for the nine months then ended included in Exhibit 99.1 to the Current Report on Form 8-K of SJW filed on November 26, 2018 (the “November 26 Form 8-K”), the audited consolidated financial statements of SJW for the year ended December 31, 2017 included in SJW’s Annual Report on Form 10-K for the fiscal year then ended and the audited consolidated financial statements of CTWS for the year ended December 31, 2017 included in Exhibit 99.2 to the November 26 Form 8-K, each of which is incorporated herein by reference.

The Unaudited Pro Forma Condensed Combined Balance Sheet (the “Pro Forma Balance Sheet”) as of September 30, 2018 gives effect to the proposed acquisition of Connecticut Water Service, Inc. (the “CTWS Acquisition”) and related financing as if they had been completed on September 30, 2018. The Unaudited Pro Forma Condensed Combined Statements of Operations (the “Pro Forma Statements of Operations”) for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the CTWS Acquisition and related financing as if they had been completed on January 1, 2017.

The Second Amended and Restated Agreement and Plan of Merger (“the Merger Agreement”) provides that SJW will acquire CTWS for total cash consideration of $70.00 for each CTWS common share outstanding. The total equity purchase price is approximately $843.5 million. The Pro Forma Financial Statements assume that SJW will finance the acquisition by issuing new common equity shares for gross proceeds of approximately $438.5 million, including $16.7 million for estimated offering costs, and $425.1 million in new fixed rate debt financing (the “Debt Financing”), including $3.4 million for estimated debt issuance costs. If and to the extent that the issuance of new common equity shares is not completed or is completed for less proceeds than anticipated, SJW would fund any shortfall with additional Debt Financing.

The historical consolidated financial information has been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are: (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the Pro Forma Statements of Operations, expected to have continuing impact on the combined results of SJW and CTWS. As such, the impact of non-recurring transaction-related expenses is not included in the Pro Forma Statements of Operations. However, the impact of such expenses is reflected in the Pro Forma Balance Sheet as an increase to liabilities and deferred tax assets and a decrease to retained earnings.

The Pro Forma Financial Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the transaction. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the Pro Forma Financial Statements when the transaction is completed. In addition, the Pro Forma Financial Statements do not purport to project the future financial position or operating results of the combined company.

United States Generally Accepted Accounting Principles (“GAAP”) require that one party to the transaction be identified as the acquirer. In accordance with such principles, the merger of SJW and CTWS will be accounted for as an acquisition of CTWS common stock by SJW, which we refer to as the “CTWS Acquisition”, and will follow the acquisition method of accounting for business combinations. As described above, SJW expects to finance the CTWS Acquisition with a combination of debt and equity. The number of new common equity shares assumed to be issued in the Pro Forma Financial Statements is based on the closing price of SJW’s common stock on the NYSE on November 19, 2018 of $64.96 per share (See Note 3 to the Pro Forma Financial Statements for additional information related to the preliminary purchase price).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

At September 30, 2018

(In thousands)

	Historical Results (as reported)		Reclassification Adjustments	Pro Forma Adjustments		Pro Forma
	SJW Group	Connecticut Water	(Note 2)	(Note 5)		Combined
ASSETS
Utility plant:
Land	$18,300	$—	$15,022	$—		$33,322
Depreciable plant and equipment	1,783,654	—	837,255	—		2,620,909
Nondepreciable plant	—	—	102,850	—		102,850
Construction in progress	79,475	19,849	1,839	—		101,163
Utility plant	—	955,127	(955,127)	—		—
Intangible assets	15,748	—	—	—		15,748

Total utility plant	1,897,177	974,976	1,839	—		2,873,992
Less accumulated depreciation and amortization	(593,916)	(253,488)	—	—		(847,404)

Net utility plant	1,303,261	721,488	1,839	—		2,026,588
Nonutility plant	56,336	12,111	(11,528)	—		56,919
Less accumulated depreciation	(12,029)	—	—	—		(12,029)

Net nonutility property	44,307	12,111	(11,528)	—		44,890
CURRENT ASSETS:
Cash and equivalents	13,327	4,603	—	—		17,930
Accounts receivable:
Customers, net of allowance	22,595	16,443	(1,101)	—		37,937
Other	826	—	1,351	—		2,177
Unbilled utility revenue	38,097	11,742	—	—		49,839
Current regulatory assets	—	—	7,471	395	b	7,866
Other current assets	5,522	14,178	(4,798)	—		14,902

Total current assets	80,367	46,966	2,923	395		130,651
OTHER ASSETS:
Investments	—	—	11,528	—		11,528
Regulatory assets and deferred charges, less current portion	104,670	97,073	(5,322)	1,616	b	198,037
Other intangible assets	—	—	—	15,000	a	15,000
Goodwill	—	66,403	—	542,661	c	609,064
Other	4,263	—	—	—		4,263

Total other assets	108,933	163,476	6,206	559,277		837,892

	$1,536,868	$944,041	$(560)	$559,672		$3,040,021

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common stock	$21	$189,927	$—	$(189,920)	h	28
Additional paid-in capital	84,045	—	—	421,743	h	505,788
Retained earnings	390,891	108,422	—	(124,291)	e,h	375,022
Accumulated other comprehensive income	—	(149)	—	149	h	—

Total stockholders’ equity	474,957	298,200	—	107,681		880,838
Long-term debt, less current portion	431,341	250,877	—	421,471	d,e	1,103,689

Total capitalization	906,298	549,077	—	529,152		1,984,527
CURRENT LIABILITIES:
Line of credit	76,000	58,541	—	—		134,541
Current portion of long-term debt	—	4,321	—	(282)	d	4,039
Accrued ground water extraction charge, purchased water and power	22,856	—	—	—		22,856
Accounts payable	26,956	8,529	(2,506)	22,040	e,h	55,019
Accrued interest	7,402	1,637	—	—		9,039
Accrued taxes	4,056	—	—	—		4,056
Accrued payroll	4,568	—	2,506	—		7,074
Other current liabilities	9,842	3,617	(560)	14,933	f	27,832

Total current liabilities	151,680	76,645	(560)	36,691		264,456

DEFERRED INCOME TAXES	80,901	34,168	66,849	(6,171)	e,g,h	175,747
ADVANCES FOR CONSTRUCTION	80,124	19,324	—	—		99,448
CONTRIBUTION IN AID OF CONSTRUCTION	167,769	133,959	—	—		301,728
POSTRETIREMENT BENEFIT PLANS	75,877	30,666	—	—		106,543
REGULATORY LIABILITY	60,650	30,970	—	—		91,620
UNFUNDED FUTURE INCOME TAXES	—	66,849	(66,849)	—		—
OTHER NONCURRENT LIABILITIES	13,569	2,383	—	—		15,952

	$1,536,868	$944,041	$(560)	$559,672		$3,040,021

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED September 30, 2018

(In Thousands)

	Historical Results (as reported)		Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
	SJW Group	Connecticut Water
OPERATING REVENUE	$298,981	$91,026	—	—		$390,007

OPERATING EXPENSE:
Production expenses:
Purchased water	72,673	—	1,484	—		74,157
Ground water extraction charges	34,341	—	—	—		34,341
Other production expenses	18,448	—	9,600	—		28,048
Operations and maintenance	—	38,156	(38,156)	—		—

Total production expenses	125,462	38,156	(27,072)	—		136,546
Administrative and general	36,278	—	20,022	—		56,300
Maintenance	14,036	—	7,699	—		21,735
Taxes, other than income	11,332	8,685	—	—		20,017
Depreciation and amortization	40,921	13,670	—	750	a, j	55,341
Acquisition transaction expenses	14,994	7,766	135	(22,895)	i, h	—

Total operating expense	243,023	68,277	784	(22,145)		289,939

OPERATING INCOME	55,958	22,749	(784)	22,145		100,068
Interest on long-term debt	(18,213)	(8,111)	(495)	(14,935)	d,k	(41,754)
Pension non-service cost	(1,767)	—	(1,015)	—		(2,782)
Unrealized loss on investments	(527)	—	—	—		(527)
Other, net	2,084	1,821	2,346	—		6,251

Income before income taxes	37,535	16,459	52	7,210		61,256
Provision for income taxes	7,591	(706)	52	2,019	l	8,956

NET INCOME	$29,944	$17,165	—	$5,191		$52,300

Earnings Per Share and Common Shares Outstanding, Assuming an Exchange Ratio of 1.1375
-Basic	$1.45	$1.44				$1.91
-Diluted	$1.45	$1.42				$1.90
Weighted Average Common Shares Outstanding
-Basic	20,593,570	11,899,000		(5,149,289)	m	27,343,281
-Diluted	20,721,970	12,069,000		(5,319,289)	m	27,471,681

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(In Thousands)

	Historical Results (as reported)		Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
	SJW Group	Connecticut Water
OPERATING REVENUE	$389,225	$107,054	—	—		496,279

OPERATING EXPENSE:
Production expenses:
Purchased water	86,456	—	1,559	—		88,015
Ground water extraction charges	47,817	—	—	—		47,817
Other production expenses	22,498	—	11,401	—		33,899
Operations and maintenance	—	48,017	(48,017)	—		—

Total production expenses	156,771	48,017	(35,057)	—		169,731
Administrative and general	55,011	—	26,674	—		81,685
Maintenance	17,430	—	9,462	—		26,892
Taxes, other than income	13,642	10,941	—	—		24,583
Depreciation and amortization	48,292	16,684	—	1,000	a,j	64,976

Total operating expense	291,146	75,642	1,079	1,000		368,867

OPERATING INCOME	98,079	31,412	(1,079)	(1,000)		127,412
Interest on long-term debt	(22,610)	(9,054)	199	(19,909)	d,k	(51,374)
Interest on mortgages and other	(319)	—	—	—		(319)
Gain on sale of real estate investments	6,903	33	22	—		6,958
Gain on sale of TWA	12,499	—	—	—		12,499
Other utility income, net of taxes	—	824	(824)	—		—
Dividend income	75	—	—	—		75
Non-water sales earnings	—	1,167	(1,167)	—		—
Allowance for funds used during construction	—	774	(774)	—		—
Other interest and investment income	—	359	837	—		1,196
Other, net	1,866	(2,454)	4,947	—		4,359

Income before income taxes	$96,493	$23,061	$2,161	($20,909)		$100,806

Provision for income taxes	$35,393	($1,993)	$2,161	($8,573)	l	$26,988

Net income before noncontrolling interest	$61,100	$25,054	—	($12,336)		$73,818
Less net income attributable to noncontrolling interest	$1,896	—	—	—		$1,896

NET INCOME	$59,204	$25,054	—	($12,336)		$71,922

Earnings Per Share and Common Shares Outstanding, Assuming an Exchange Ratio of 1.1375
-Basic	$2.89	$2.17				$2.64
-Diluted	$2.86	$2.13				$2.62
Weighted Average Common Shares Outstanding
-Basic	20,506,960	11,540,000		(4,790,289)	m	27,256,671
-Diluted	20,685,118	11,762,000		(5,012,289)	m	27,434,829

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The Pro Forma Balance Sheet as of September 30, 2018 gives effect to the CTWS Acquisition and related financing as if they had been completed on September 30, 2018. The Pro Forma Statements of Operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the CTWS Acquisition and related financing as if they had been completed on January 1, 2017.

The Pro Forma Financial Statements have been derived primarily from the September 30, 2018 unaudited condensed consolidated financial statements of SJW included in SJW’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the unaudited condensed consolidated financial statements of CTWS as of September 30, 2018 and for the nine months then ended included in Exhibit 99.1 to the November 26 Form 8-K, the audited consolidated financial statements of SJW for the year ended December 31, 2017 included in SJW’s Annual Report on Form 10-K for the fiscal year then ended and the audited consolidated financial statements of CTWS for the year ended December 31, 2017 included in Exhibit 99.2 to the November 26 Form 8-K, each of which is incorporated herein by reference. Assumptions and estimates underlying the pro forma adjustments are described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which should be read in conjunction with the Pro Forma Financial Statements. Since the Pro Forma Financial Statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the CTWS Acquisition may differ materially from the information presented herein. These preliminary estimates are subject to change pending further review of the assets acquired and the liabilities assumed.

The CTWS Acquisition is reflected in the Pro Forma Financial Statements as an acquisition of CTWS by SJW, based on the guidance provided by GAAP for business combinations. In accordance with such accounting guidance, the total estimated purchase price is calculated as described in Note 3 to the Pro Forma Financial Statements, and the CTWS assets acquired and the liabilities assumed have been measured at estimated fair value. For purpose of measuring the estimated fair value of assets acquired and liabilities assumed, SJW has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the transaction, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised when SJW has completed detailed fair value valuations and additional analyses and the final purchase price allocation is determined. As such, the final purchase price allocation may differ materially from the preliminary purchase price allocation presented herein.

Transaction costs recorded by SJW and CTWS in each of the respective companies’ September 30, 2018 unaudited condensed consolidated financial statements have been excluded from the Pro Forma Statement of Operations for the nine months ended September 30, 2018 as they reflect non-recurring charges directly related to the transaction. In addition, transaction costs estimated by SJW and CTWS for the year ended December 31, 2017 have been excluded from the Pro Forma Statement of Operations for the year ended December 31, 2017 because they also reflect non-recurring charges directly related to the transaction. However, the transaction costs recorded in the SJW and CTWS unaudited condensed consolidated financial statements as of September 30, 2018 and the estimated remaining transaction costs are reflected in the Pro Forma Balance Sheet as an increase to liabilities and deferred tax assets and a decrease to retained earnings as of September 30, 2018.

The Pro Forma Financial Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies, or other restructuring costs or restructuring related cost savings that could result from the CTWS Acquisition. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the Pro Forma Financial Statements once the CTWS Acquisition is completed.

The SJW historical consolidated 2017 financial statements include the sale of its Texas Water Alliance Limited (“TWA”) subsidiary. SJW recognized a pre-tax gain on the sale of TWA of $12.5 million. The TWA sale was not considered to be an unusual event, as defined in Article 11-02(c)(4) of Regulation S-X, and as a result, no separate pro forma condensed statement of operations is presented for this transaction.

CTWS’s regulated operations are comprised of water and waste water service activities. The operations are subject to the rate-setting authority of PURA in Connecticut and the MPUC in Maine and are accounted for pursuant to GAAP, including the GAAP accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for CTWS’s regulated operations provide revenues derived from costs, including a return on investments of assets included in rate base. The fair values of CTWS’s tangible and intangible assets that are subject to these rate-setting provisions will be determined when detailed asset information can be obtained and a fair value analysis can be performed. The amounts presented in the Pro Forma Financial Statements for CTWS’s regulated utility plant tangible and intangible assets are presented at carrying value. Fair value amounts may differ materially from the carrying value of the CTWS assets presented herein once the fair value analysis is completed.

Note 2. Reclassification Adjustments

Certain CTWS historical consolidated financial statement information has been reclassified in the Pro Forma Financial Statements to conform to the historical consolidated financial statement presentation of SJW. Additionally, based on SJW’s review of CTWS’s summary of significant accounting policies disclosed in CTWS’s unaudited condensed consolidated financial statements as of September 30, 2018 and for the nine months then ended and CTWS’s audited consolidated financial statements for the year ended December 31, 2017 and based on preliminary discussions with CTWS’s management, certain historical consolidated financial information has been reclassified in the Pro Forma Financial Statements to conform the CTWS accounting policies and presentation to those of SJW.

The following reclassification adjustments have been made to the CTWS historical financial information in the Pro Forma Balance Sheet as of September 30, 2018 (in thousands):

	Pro Forma Balance Sheet
	Reclassification Adjustments (Increase/(Decrease))
	As of September 30, 2018
			Reclass		Reclass		Reclass
			Customer	Reclass	Current		Unfunded
	Reclass	Reclass	Accounts	Prepaid	Regulatory	Reclass	Future
Account Description	Utility Plant	Investments	Receivable	Income Taxes	Assets	Payroll	Income Taxes
Land	$15,022	—	—	—	—	—	—
Depreciable plant and equipment	$837,255	—	—	—	—	—	—
Non depreciable plant and equipment	$102,850	—	—	—	—	—	—
Utility plant	$(955,127)	—	—	—	—	—	—
Construction in progress	$1,839	—	—	—	—	—	—
Nonutility plant	—	$(11,528)	—	—	—	—	—
Investments	—	$11,528	—	—	—	—	—
Accounts receivable-Customers, net	—	—	$(1,101)	—	—	—	—
Accounts Receivable-Other	—	—	$1,101	$250	—	—	—
Current regulatory asset	—	—	—	—	$7,471	—	—
Other current assets	—	—	—	$(250)	$(4,548)	—	—
Accounts payable	—	—	—	—	—	$(2,506)	—
Accrued payroll	—	—	—	—	—	$2,506	—
Regulatory assets and deferred charges, less current portion	$(1,839)	—	—	—	$(3,483)	—	—
Other current liabilities	—	—	—	—	$560	—	—
Deferred income taxes	—	—	—	—	—	—	$66,849
Unfunded future income taxes	—	—	—	—	—	—	$(66,849)

The following reclassification adjustments have been made to the CTWS historical financial information in the Pro Forma Statement of Operations for the nine months ended September 30, 2018 (in thousands):

	Pro Forma Statement of Operations
	Reclassification Adjustments (Increase/(Decrease))
	Nine-Months Ended September 30, 2018
Account Description	Reclass Other Income	Reclass Operations and Maintenance	Reclass Non-Service Pension Cost	Reclass AFUDC Interest	Reclass SERP Expense	Reclass Income Taxes	Reclass Total
Purchase water	—	$1,484	—	—	—	—	$1,484
Other production expenses	—	$9,600	—	—	—	—	$9,600
Operations and maintenance	—	$(38,156)	—	—	—	—	$(38,156)
Administrative and general	—	$19,373	—	—	$649	—	$20,022
Maintenance	—	$7,699	—	—	—	—	$7,699
Merger related expenses	—	—	—	—	—	$135	$135
Interest on long-term debt	—	—	—	$(495)	—	—	$(495)
Pension non-service cost	—	—	$(1,015)	—	—	—	$(1,015)
Other utility income, net of income taxes	—	—	—	—	—	—	—
Other, net	$264	—	$1,015	$495	$649	$(77)	$2,346
Provision for income taxes	$264	—	—	—	—	$(212)	$52

The following reclassification adjustments have been made to the CTWS historical financial information in the Pro Forma Statement of Operations for the year ended December 31, 2017 (in thousands):

	Pro Forma Statement of Operations
	Reclassification Adjustments (Increase/(Decrease))
	Year Ended December 31, 2017
Account Description	Reclass Other Income	Reclass Operations and Maintenance	Reclass AFUDC Interest	Reclass Other Interest and Investment Income	Reclass SERP Expense	Reclass Non Water Sales Earnings	Reclass Income Taxes	Reclass Total
Purchase water	—	$1,559	—	—	—	—	—	$1,559
Other production expenses	—	$11,401	—	—	—	—	—	$11,401
Operations and maintenance	—	$(48,017)	—	—	—	—	—	$(48,017)
Administrative and general	—	$25,704	—	—	$970	—	—	$26,674
Maintenance	$109	$9,353	—	—	—	—	—	$9,462
Interest on long-term debt	$36	—	$163	—	—	—	—	$199
Allowance for funds used during construction	—	—	$(774)	—	—	—	—	$(774)
Gain on sale of real estate	—	—	—	—	—	—	$22	$22
Non-water sales earnings	—	—	—	—	—	$(1,167)	—	$(1,167)
Other utility income, net of income taxes	$(824)	—	—	—	—	—	—	$(824)
Other interest and investment income	$(360)	—	$611	$586	—	—	—	$837
Other, net	$1,795	—	—	$(586)	$970	$2,143	$625	$4,947
Provision for income taxes	$(538)	—	—	—	—	$(976)	$(647)	$(2,161)

Upon completion of the CTWS Acquisition, further review of CTWS’s historical consolidated financial statements and accounting policies may result in additional reclassifications to CTWS’s historical financial information to conform to the accounting policies and presentation of SJW.

Note 3. Preliminary Purchase Price

On the terms and subject to the conditions contained in the Merger Agreement and upon completion of the transaction contemplated by the Merger Agreement, SJW will acquire all of the outstanding shares of CTWS stock for total cash consideration of approximately $843.5 million dollars or $70.00 per CTWS common outstanding share. The Pro Forma Financial Statements assume that SJW will finance the acquisition by issuing new common equity shares for gross proceeds of approximately $438.5 million, including $16.7 million for estimated offering costs, and $425.1 million in Debt Financing, including $3.4 million for estimated debt issuance costs. If and to the extent that the issuance of new common equity shares is not completed or is completed for less proceeds than anticipated, SJW would fund any shortfall with additional Debt Financing. Each CTWS restricted share unit, CTWS deferred share unit, CTWS performance share unit and CTWS performance cash unit will be treated in a manner specific to such awards as described in the Merger Agreement. For further information regarding the consideration to be paid in settlement of equity-based awards, see Section 6.05 (Awards under CTWS Stock Plan) of the Merger Agreement.

The preliminary purchase price for the merger is estimated as follows:

CTWS common shares outstanding as of September 30, 2018 (in thousands):	12,050
Purchase price per share	$70.00

Total purchase price for common stock (in thousands)	$843,500

The preliminary purchase price was computed using CTWS’s outstanding shares as of September 30, 2018, including outstanding stock equivalents and restricted stock shares. The estimated 6.75 million new SJW shares to be issued in connection with the CTWS Acquisition is based on the closing price of SJW’s common stock on the NYSE on November 19, 2018 of $64.96 per share.

The outstanding number of shares of CTWS common stock used in the preliminary purchase price calculation will change prior to the closing of the transaction due to share activity in the ordinary course of business, including the vesting of outstanding CTWS equity awards. These changes are not expected to have a material impact on the Pro Forma Financial Statements.

The market price of SJW’s common stock will fluctuate, and the interest rate on SJW’s debt raised to finance the transaction may vary, until reflected on an actual basis when the CTWS Acquisition and the Debt Financing are completed. An increase or decrease in SJW’s common share price by 10% from the price used to calculate the preliminary purchase price would decrease or increase the number of SJW Shares issued to finance the transaction by approximately 614 thousand shares. An increase or decrease by 10% in the interest rate on the Debt Financing would result in an increase/decrease in annual interest expense of approximately $2.0 million.

Note 4. Preliminary Purchase Price Allocation

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes certain pro forma adjustments to the fair values of CTWS’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in thousands):

	September 30,2018 CTWS Historical Information	Fair Value Adjustments	Purchase Price Allocation
Utility plant, net	$723,327	—	$723,327
Nonutility plant, net	$583	—	$583
Current assets	$49,889	$395	$50,284
Investments	$11,528	—	$11,528
Regulatory assets and deferred charges, less current portion	$91,751	$1,616	$93,367
Other intangible assets	$—	$15,000	$15,000
Goodwill	$66,403	$542,661	$609,064

Total assets acquired	$943,481	$559,672	$1,503,153

Long-term debt	$250,877	$(279)	$250,598
Current liabilities, including maturities of long-term debt	$76,085	$(282)	$75,803
Deferred income taxes	$101,017	—	$101,017
Regulatory liabilities	$30,970	—	$30,970
Post retirement benefit plans	$30,666	$14,933	$45,599
Contributions in aid of construction and construction advances	$153,283	—	$153,283
Other long-term liabilities and preferred stock	$2,383	—	$2,383

Total liabilities assumed	$645,281	$14,372	$659,653

Note 5. Adjustments to the Pro Forma Financial Statements

Adjustments to the Pro Forma Balance Sheet

(a) Intangible Assets. The pro forma adjustment reflects the fair value of an identified acquired intangible asset for non-regulated operations that consists of customer relationships ($15,000). The asset was valued using the Excess Earnings Method. The fair value estimate is preliminary and determined based on assumptions that a market participant would use in pricing an asset using the most advantageous market (i.e., the highest and best use). The final fair value determination of the customer relationships intangible asset may differ materially from this preliminary estimate.

(b) Regulatory Assets and Deferred Charges. The pro forma adjustment reflects a net increase to regulatory assets ($395 thousand in current regulatory assets and $1.6 million in regulatory assets and deferred charges) to reflect the write-up to fair value of the long-term debt of CTWS’s regulated subsidiaries (an increase to current portion of long-term debt and a decrease to long-term debt of $395 thousand and $3.0 million, respectively) and the elimination of $4.6 million in unamortized debt issuance costs and acquisition fair value adjustments related to prior acquisitions. See also Note 5(d).

(c) Acquisition Goodwill. The pro forma adjustment reflects a preliminary estimate of the purchase price paid over the fair value of CTWS’s identifiable assets acquired and liabilities assumed (the “Acquisition Goodwill”). The Acquisition Goodwill was calculated as follows (in thousands):

Preliminary purchase price	$843,500
Less: Fair value of net assets acquired (*)	$(234,436)

Pro forma goodwill	$609,064

(*)	After elimination of CTWS goodwill

(d) Long-Term Debt. The pro forma adjustment reflects an estimated net increase in Debt Financing of $425.1 million incurred to partially finance the transaction, offset by $3.4 million of estimated new deferred debt issuance costs. The final type and amount of long-term debt incurred and the related terms will not be finalized until a later date and may differ in material respects from the estimates provided herein. See also Note 5(k).

The pro forma adjustment also presents fair value adjustments to decrease CTWS’s parent company long-term debt (current portion of long-term debt and long-term debt of $113 thousand and $1.4 million, respectively) and decrease CTWS’s regulated companies’ long-term debt (current portion of long-term debt increase and long-term debt decrease of $395 thousand and $3.0 million, respectively) based on prevailing market prices for the individual debt securities as of September 30, 2018. In addition, unamortized debt issuance costs and acquisition fair value adjustments related to prior acquisitions of $67 thousand for the parent company and $4.5 million for the regulated operating companies were eliminated upon the fair value re-measurement.

The final fair value determination of assumed long-term debt will be based on prevailing market prices upon completion of the CTWS Acquisition. The resulting adjustment to parent company debt will be amortized as an adjustment to interest expense over the remaining life of the debt, as described in Note 5(k). The portion of the adjustment related to regulated company debt will be offset by a decrease to regulatory assets such that amortization of the two adjustments will be offsetting with no effect on earnings. The preliminary estimated annual fair value debt premium amortization adjustment for the parent company is $100 thousand for the year ended December 31, 2017 and $75 thousand for the nine months ended September 30, 2018. This preliminary estimate is based on the preliminary fair value re-measurement of parent company long-term debt and may differ materially when the final long-term debt fair value adjustment is completed.

(e) Accounts Payable. The pro forma adjustment represents an accrual for estimated non-recurring transaction costs of $42.1 million for the combined companies to be incurred subsequent to September 30, 2018, including $16.7 million recorded in additional paid-in capital related to estimated stock issuance costs, $3.4 million recorded as deferred debt issuance costs and $15.9 million, net of $6.2 million of deferred taxes, recorded as an adjustment to retained earnings. See also Note 5(h).

(f) Other Current Liabilities. In connection with the CTWS Acquisition, certain CTWS officers are eligible to receive severance and other separation benefits related to preexisting employment agreements with double-trigger provisions. These double-trigger agreements result in cash payments to eligible officers following the occurrence of two events: a change of control (as defined) and, where applicable, the named officer experiences a qualifying termination of employment other than for cause, death, or attainment of age 65, by the company or by the participant for good reason (as defined) as determined with respect to such eligible officer at the closing of a merger or as of a specified date following such closing. The fair value of such liabilities as of September 30, 2018 is estimated to be $14.9 million. The amount has been calculated assuming the CTWS Acquisition was completed on September 24, 2018 and, where applicable, each participating officer experienced a qualifying termination of employment on such date using a price per share of CTWS stock of $70.00 (the acquisition consideration). The estimate is based on multiple assumptions that may or may not occur and as a result, the actual amount may differ in material respects from the estimate.

(g) Deferred Income Taxes. The pro forma adjustment for deferred income taxes represents the net deferred tax asset, based on the estimated post-transaction composite statutory tax rate of 28% multiplied by certain purchase accounting adjustments recorded to acquire assets and assumed liabilities, excluding goodwill. The estimated rate is different than SJW’s effective tax rate for the nine months ended September 30, 2018, which includes, among other items, excess tax benefits related to share-based payment awards recognized during the period and the revaluation of deferred tax assets and liabilities in accordance with the 2017 Tax Cuts and Jobs Act. In addition, the composite statutory rate does not take into account any historical or future tax events that may impact the combined company. See also Note 5(l).

(h) Shareholders’ Equity. The pro forma balance sheet reflects the elimination of CTWS’s historical equity balances as of September 30, 2018 and the recognition of approximately 6.75 million new SJW common shares ($0.001 par value common stock of 7 thousand and $438.5 million in additional paid-in capital) assumed to be issued to partially finance the CTWS Acquisition. Additional paid-in-capital has also been adjusted to reflect the estimated cost of issuing the new SJW shares ($16.7 million). See also Note 3 regarding future changes to the market price of SJW’s common stock prior to the closing of the CTWS Acquisition.

Pro forma retained earnings were reduced by $15.9 million (net of tax, with the tax benefit of $6.2 million reflected as an increase in deferred tax assets and the pre-tax amount of $22.0 million reflected as an increase in accounts payable) for the remaining estimated transaction costs of the combined companies directly related to the CTWS Acquisition that would be expensed. Incurred and remaining estimated transaction costs have been excluded from the Pro Forma Statements of Operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 as they reflect non-recurring charges directly related to the CTWS Acquisition. See also Note 5(e).

Adjustments to the Pro Forma Statement of Operations

(i) Transaction Costs. The pro forma adjustment reflects the elimination of historical acquisition-related transaction costs of $22.8 million incurred by SJW and CTWS during the nine months ended September 30, 2018. The transaction costs consist principally of legal and advisory fees and have been eliminated as they are directly related to the CTWS Acquisition and are non-recurring in nature. See also Note 5(h).

(j) Amortization of intangible assets. The pro forma adjustment represents the amortization of the fair value adjustment related to a finite-lived, identified intangible asset. The asset, customer relationships, is being amortized on a straight-line basis over a 15-year estimated useful life. The preliminary estimated annual fair value intangible asset adjustment is $750 thousand for the nine months ended September 30, 2018 and $1.0 million for the year ended December 31, 2017. See also Note 5(a). The final amortization amount will be determined once a final fair value determination of the customer relationship intangible asset is completed.

(k) Interest expense. The pro forma adjustment reflects a net increase in interest expense related to the estimated $425.1 million in Debt Financing to be incurred in connection with the CTWS Acquisition and the amortization of the related $3.4 million of estimated new deferred debt issuance costs. Interest expense includes $14.9 million and $19.8 million for the nine months period ended September 30, 2018 and the year ended December 31, 2017, respectively, related to the new Debt Financing. The pro forma adjustments assume a blended interest rate of 4.62% per annum on the Debt Financing. An increase or decrease by 10% in the interest rate on the Debt Financing would result in an increase/decrease in annual interest expense of approximately $2.0 million. Estimated new debt issuance costs are being amortized over a period of 20 years in the Pro Forma Statement of Operations. Annual amortization is $169 thousand. The final amortization amount will be determined once the new debt and related issuance costs have been incurred.

The pro forma adjustment also reflects a net increase in interest expense for the nine months ended September 30, 2018 of $75 thousand and an increase in interest expense of $100 thousand for the year ended December 31, 2017 as a result of amortization of the pro forma fair value adjustment to CTWS’s parent company long-term debt, partially offset by the elimination of deferred costs related to such debt. The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the average amortization period being approximately 15 years. The final fair value determination will be based on prevailing market interest rates at the completion of the CTWS Acquisition, and the necessary fair value adjustment will be amortized as an adjustment to interest expense over the remaining life of the individual debt issuances. See also Note 5(d).

(l) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments for the nine months ended September 30, 2018, calculated using an estimated statutory composite income tax rate of 28%, and for the year ended December 31, 2017, calculated using an estimated statutory composite income tax rate of 41%. See also Note 5(g).

(m) Shares Outstanding. The pro forma shares outstanding reflect the elimination of CTWS’s common stock, including outstanding CTWS common stock equivalents and restricted shares reported as outstanding at September 30, 2018, and the assumed issuance of approximately 6.75 million common shares of SJW to be used as part of the CTWS Acquisition consideration. The share issuance does not consider payment for fractional shares, if any, which may exist at the time the CTWS Acquisition closes.

The pro forma weighted average number of basic shares outstanding for the nine months ended September 30, 2018 and the year ended December 31, 2017 are calculated by adding SJW’s weighted average number of basic shares outstanding during each period to the number of SJW shares assumed to be issued to partially finance the CTWS Acquisition. The pro forma weighted average number of diluted shares outstanding is calculated by adding SJW’s weighted average number of diluted shares outstanding for the nine months ended September 30, 2018 and the year ended December 31, 2017 to the number of SJW shares assumed to be issued to partially finance the CTWS Acquisition.

The pro forma weighted average number of basic and diluted shares is calculated as follows (in thousands):

	September 30, 2018	December 31, 2017
Pro Forma Basic Earnings Per Share (in thousands):
SJW weighted average shares outstanding	20,593	20,507
Issuance of new shares (transaction financing)	6,750	6,750

Pro forma basic weighted average shares outstanding	27,343	27,257

Pro Forma Diluted Earnings Per Share (in thousands):
SJW weighted average shares outstanding	20,722	20,685
Equivalent CTWS common shares after exchange	6,750	6,750

Diluted weighted average shares outstanding	27,472	27,435